SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2004
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)		85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] [ ] [ ] [ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)(1)

On February 17, 2005, the Board of Directors of the Company approved Robert M. Haddock to continue on as President of the Company. Therefore, Mr. Haddock's position, effective March 1, 2005 will be Chairman of the Board, President and Chief Executive Officer.

(c)(3)

Effective March 1, 2005, the effective date of Mr. Haddock's appointment to Chairman of the Board, President and Chief Executive Officer, the terms of Mr. Haddock's employment with the Company have not been determined and, therefore, remain unchanged at this time. Mr. Haddock does not have an employment agreement. The Compensation and Stock Option Committee of the Board of Directors will engage an outside compensation consultant to perform a compensation study prior to determining Mr. Haddock's compensation package.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTAR CORPORATION
By:	N.W. ARMSTRONG, JR. Nelson W. Armstrong, Jr. Vice President, Administration and Secretary
Date: February 23, 2005

2